EXHIBIT 11
                                                                      ----------

Crosswalk.com, Inc.
COMPUTATION OF EARNINGS PER SHARE
30-Sep-01                                                                Three Months Ended September 30, 2001


                                                                                                         Diluted         Basic
BASIC EARNINGS PER SHARE:                          Net Shares    Total    Grant/Purch.      Days        Weighted        Weighted
                                                      Added     Shares        Date      Outstanding      Shares          Shares
                                                   ----------  ---------  ------------  -----------  -------------   -------------
Beginning balance                                              7,959,721     07/01/01           92     732,294,332     732,294,332

Grant/Exercise of stock options and
 purchase warrants: Assumed issued and
 outstanding - beginning of period                                45,730     01/01/98           91       4,161,430               -

Exercise of Stock Options in period:

--------------------------------------------------             ---------                             -------------   -------------
End of period                                                  7,959,721                               736,455,762     732,294,332
Days outstanding from beginning of period                                                                       92              92
--------------------------------------------------                                                   -------------   -------------
Weighted average number of common sharestanding                                                          8,004,954       7,959,721

Net loss                                                                                                (1,282,061)     (1,282,061)
--------------------------------------------------                                                   -------------   -------------

Net loss per share:  diluted and basic                                                                       (0.16)          (0.16)
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

Crosswalk.com, Inc.
COMPUTATION OF EARNINGS PER SHARE
30-Sep-01                                                                 Nine Months Ended September 30, 2001


                                                                                                         Diluted         Basic
BASIC EARNINGS PER SHARE:                          Net Shares    Total    Grant/Purch.      Days        Weighted        Weighted
                                                     Added      Shares        Date      Outstanding      Shares          Shares
                                                   ----------  ---------  ------------  -----------  -------------   -------------
Beginning balance                                              7,926,971    01/01/01           273   2,164,063,083   2,164,063,083

Grant/Exercise of stock options and purchase
warrants:
                                                                  45,730    01/01/98           181       8,277,130               -

Exercise of stock options in period:                    7,500      7,500    05/02/01           152       1,140,000       1,140,000
                                                        2,500      2,500    05/09/01           145         362,500         362,500
                                                       16,250     16,250    05/16/01           138       2,242,500       2,242,500
                                                        1,500      1,500    05/24/01           130         195,000         195,000
                                                        5,000      5,000    06/11/01           112         560,000         560,000

--------------------------------------------------             ---------  ------------               -------------   -------------
End of period                                                  7,959,721   7,959,721                 2,176,840,213   2,168,563,083
Days outstanding from beginning of period                                                                      273             273
--------------------------------------------------
                                                                                                     -------------   -------------
Weighted average number of common shares
outstanding                                                    7,973,774   7,943,455

Net loss                                                                                                (3,660,946)     (3,660,946)
--------------------------------------------------
                                                                                                     -------------   -------------

Net loss per share:  diluted and basic                                                                       (0.46)          (0.46)
==================================================                                                   =============   =============
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